Exhibit 16.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

September 29, 2009

Office of the Chief Accountant

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	AMHN, Inc. (formerly Croff Enterprises, Inc.)

On September 29, 2009 my appointment as auditor for AMHN, Inc. (formerly Croff Enterprises, Inc.) ceased. I have read AMHN, Inc.’s statements included under Item 4.01 of its Form 8-K dated September 29, 2009 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant